SKEEHAN & COMPANY
            Certified Public Accountants
          180 South Lake Avenue, Seventh Floor
             Pasadena, California  9110
             (818) 792-3842 - (818) 585-9555
                 Telecopier (818) 792-2162






Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Sonoma International dated September 12, 1996.





SKEEHAN & COMPANY



September 16, 1996



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